UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 15, 2025

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company	58-0690070
(A Delaware Corporation)
30 Ivan Allen Jr. Boulevard, N.W.
Atlanta, Georgia 30308
(404) 506-5000

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
The Southern Company	Common Stock, par value $5 per share	SO	New York Stock Exchange
The Southern Company	Series 2017B 5.25% Junior Subordinated Notes due 2077	SOJC	New York Stock Exchange
The Southern Company	Series 2020A 4.95% Junior Subordinated Notes due 2080	SOJD	New York Stock Exchange
The Southern Company	Series 2020C 4.20% Junior Subordinated Notes due 2060	SOJE	New York Stock Exchange
The Southern Company	Series 2021B 1.875% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2081	SO 81	New York Stock Exchange
The Southern Company	Series 2025A 6.50% Junior Subordinated Notes due 2085	SOJF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.
On September 15, 2025, The Southern Company (the “Company”) announced an adjustment (the “Adjustment”) to the conversion rate for its Series 2023A 3.875% Convertible Senior Notes due December 15, 2025 (the “Series 2023A Convertible Senior Notes”). The notice of the Adjustment is attached as Exhibit 99.1 to this Current Report on Form 8-K and will also be posted to the fixed income section of the Company’s investor relations website — https://investor.southerncompany.com/fixed-income/default.aspx — under the “Additional Information” heading. The Company advises that it intends to make public disclosures in this location of its website for conversion rate adjustments (if any) for the Series 2023A Convertible Senior Notes, its Series 2024A 4.50% Convertible Senior Notes due June 15, 2027, its Series 2025A 3.25% Convertible Senior Notes due June 15, 2028 and other convertible notes (if any) it issues in the future.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Notice to Holders of the Series 2023A Convertible Senior Notes.

104	Cover Page Interactive Data File – The cover page iXBRL tags are embedded within the inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2025	THE SOUTHERN COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary
2